Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263994

PROSPECTUS

$ 75,000,000

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock, par value $0.00001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through or to Cowen, acting as agent or principal.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BOLT.” On April 6, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.84 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors ” beginning on page S-5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

April 7, 2022

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $250,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and Cowen has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

INDUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus and the documents incorporated by reference herein from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S-iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Bolt Biotherapeutics, Inc.

Overview

We are pioneering a new class of immuno-oncology agents that combine the targeting precision of antibodies with the power of both the innate and adaptive immune systems. Our proprietary Boltbody™ ISAC approach uses immunostimulants to engage and activate myeloid cells, including macrophages and dendritic cells, that directly kill tumor cells via phagocytosis and expose tumor neoantigens to the adaptive immune system. This leads to recruitment of cytotoxic T cells and additional tumor-killing myeloid cells thereby converting immunologically “cold” tumors to “hot” tumors. Preclinical data demonstrate that this process leads to the development of systemic immunological memory with epitope spreading to neoantigens that is critical to achieving a long-term anti-tumor response. Our BDC-1001 program, currently in a Phase 1/2 Clinical Trial, and our BDC-2034 program, expected to enter the clinic later in 2022, both come from the Boltbody ISAC platform. Our expertise in myeloid cell biology also forms the foundation for additional, innovative ways to target the immune activation that complement our Boltbody ISAC platform. An example of this approach is BDC-3042, our Dectin-2 agonist antibody program. BDC-3042 is being developed to repolarize critical cells in the tumor microenvironment by targeting cell-surface receptors on macrophages. Dectin-2 agonism results in these tumor-associated macrophages changing to the tumor destructive M1 phenotype, away from the M2 phenotype, which suppresses immune responses and supports tumor growth.

Risks Associated with our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

•

We have a limited operating history and have incurred significant losses since inception, and we anticipate that we may continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

•

We will need substantial funding to pursue our business objectives. If we are unable to raise capital when needed or on terms favorable to us, we could be forced to delay, reduce or terminate our product development, other operations or commercialization efforts.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish proprietary rights.

•	We might not be able to utilize a significant portion of our net operating loss carryforwards.

•	We depend primarily on the success of our lead product candidate, BDC-1001, which is in clinical development and which has not completed a pivotal trial. If we do not obtain regulatory approval for and successfully commercialize our lead product candidate in one or more indications or we experience significant delays in doing so, or if we are unable to advance our other product candidates through preclinical and clinical development, obtain regulatory approval for and successfully commercialize our other product candidates in one or more indications, or we experience significant delays in doing so, we may never generate any revenue or become profitable.

•

Our approach to the discovery and development of product candidates based on our Boltbody ISAC approach is unproven, which makes it difficult to predict the time and cost of product candidate development, and we do not know whether we will be able to develop any products of commercial value, or if competing technological approaches will limit the commercial value of our product candidates or render our platform obsolete.

•	Our product candidates are based on a novel technology, which makes it difficult to predict the time and cost of product candidate development.

•

We have never commercialized a product candidate and we may lack the necessary expertise, personnel and resources to successfully commercialize any of our products that receive regulatory approval on our own or together with collaborators.

•	We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of BDC-1001 and our other current and future product candidates.

•

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and affect the prices we may charge for such product candidates.

•

If we are unable to obtain, maintain and protect sufficient patent and other intellectual property rights for our product candidates and technology, or if the scope of patent and other intellectual property rights obtained is not sufficiently broad, we may not be able to compete effectively in our market.

•

Our business, operations and clinical development plans and timelines and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic, on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom we conduct business, including our CMOs, CROs, shippers and others.

•

We have identified a material weakness in our internal control over financial reporting. If we fail to remediate the material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

•	The trading price of the shares of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.

If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be adversely affected.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) (a) December 31, 2026, which is the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenues of at least $1.07 billion or (c) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated under the laws of Delaware under the name Bolt Therapeutics, Inc. as a private company in January 2015. We changed our name to Bolt Biotherapeutics, Inc. in July 2015 and we completed our initial public offering in February 2021. Our principal executive offices are located at 900 Chesapeake Drive, Redwood City, California 94063 and our telephone number is (650) 665-9295. Our corporate website address is www.boltbio.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and the inclusion of our website address is an inactive textual reference only.

“Bolt Biotherapeutics, Inc.,” “Boltbody,” the Bolt logo and other trademarks or service marks of Bolt Biotherapeutics, Inc. appearing in this prospectus are the property of Bolt Biotherapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

The Offering

Common stock offered by us	Shares of our common stock, par value $0.00001 per share, with an aggregate sale price of up to $75,000,000.

Common stock to be outstanding after this offering	Up to 63,808,144 shares, assuming the sale of 26,408,450 shares of our common stock in this offering at a public offering price of $2.84 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on April 6, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Cowen, as sales agent and/or principal. See “Plan of Distribution” on page S-17.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk factors	Investment in our securities involves a high degree of risk. You should read the “Risk Factors,” beginning on page S-8 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select Market Symbol:	“BOLT”

The number of our shares of common stock outstanding after this offering is based on 37,399,694 shares of common stock outstanding as of December 31, 2021, and excludes:

•	5,623,116 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2021, with a weighted-average exercise price of $7.72 per share;

•	336,000 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of December 31, 2021;

•

1,974,700 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

754,575 shares reserved for future issuance under our 2021 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Subsequent to December 31, 2021 and through the date of this prospectus:

•	we granted stock options to purchase 2,004,989 shares of common stock with a weighted-average exercise price of $3.08 per share;

•	we reserved an additional 1,869,984 shares of common stock for future issuance under our 2021 Equity Incentive Plan pursuant to the annual evergreen increase; and

•	we reserved an additional 373,996 shares of common stock for future issuance under our 2021 Employee Stock Purchase Plan pursuant to the annual evergreen increase.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our subsequent annual, quarterly and other reports as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Relating To The Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for working capital and general corporate purposes. We believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of complementary companies, medicines or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 26,408,450 shares of our common stock are sold at a price of $2.84 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on April 6, 2022, for aggregate gross proceeds of $75.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $(2.22) per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or the settlement of outstanding restricted stock units may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to Cowen to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold through Cowen after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Cowen in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to fund our working capital requirements;

•	any impact of the COVID-19 pandemic, or responses to the pandemic, on our business, collaborations, clinical trials or personnel;

•	our expectations regarding the success of our development and commercialization strategy and our product candidates;

•	our expectations regarding the operation of our product candidates, collaborations and related benefits;

•	our beliefs regarding our industry;

•	our beliefs regarding the success, cost and timing of our product candidate development and collaboration activities and current and future clinical trials and studies;

•	our beliefs regarding the potential markets for our product candidates, collaborations and our collaborators’ ability to serve those markets;

•	our ability to attract and retain key personnel;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and any commercialization of our product candidates;

•	regulatory developments in the United States, and foreign countries, with respect to our product candidates; and

•	our expected use of proceeds from any offering under this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cowen as a source of financing. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. We believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of complementary companies, medicines or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2021, was $250.1 million, or $6.69 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of outstanding shares of common stock.

After giving effect to the sale of $75,000,000 of shares common stock in this offering at an assumed public offering price of $2.84 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on April 6, 2022, and after deducting offering commissions and expenses payable by us, our net tangible book value as of December 31, 2021, would have been $322.6 million, or $5.06 per share of common stock. This represents an immediate decrease in net tangible book value of $1.63 per share to our existing stockholders and an immediate dilution in net tangible book value of $(2.22) per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$2.84
Net tangible book value per share as of December 31, 2021	$6.69
Decrease in net tangible book value per share attributable to new investors in offering	$(1.63)

As adjusted net tangible book value per share after this offering		5.06

Dilution per share to new investors		$(2.22)

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock.

The above discussion and table are based on shares of our common stock issued and outstanding after this offering as of December 31, 2021, and excludes:

•	5,623,116 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2021 with a weighted-average exercise price of $7.72 per share;

•	336,000 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of December 31, 2021;

•

1,974,700 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

754,575 shares reserved for future issuance under our 2021 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Subsequent to December 31, 2021 and through the date of this prospectus:

•	we granted stock options to purchase 2,004,989 shares of common stock with a weighted-average exercise price of $3.08 per share;

•	we reserved an additional 1,869,984 shares of common stock for future issuance under our 2021 Equity Incentive Plan pursuant to the annual evergreen increase; and

•	we reserved an additional 373,996 shares of common stock for future issuance under our 2021 Employee Stock Purchase Plan pursuant to the annual evergreen increase.

To the extent that any of these outstanding options are exercised or restricted stock units vest and settle, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK

The following summary description is based on the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, our Amended and Restated Bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation and our Bylaws, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. These provisions in our certificate of incorporation could discourage potential takeover attempts.

Dividends

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if applicable;

•	the provisions for a sinking fund, if applicable;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors is classified into three classes of directors;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any claim for which the federal district courts of the United States of America have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our common stock shall be deemed to have notice of and consented to these exclusive forum provisions and will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Corporate Opportunity Doctrine

The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the extent permitted by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of our board of directors who is not our employee, or any partner, member, director, stockholder, employee or agent of such member, other than one of our employees. Notwithstanding the foregoing, our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in their capacity as a director.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BOLT.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Cowen, under which we may issue and sell from time to time up to $75,000,000 of our common stock through or to Cowen as agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent is equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We have also agreed to reimburse Cowen for its FINRA counsel fees in an amount up to $10,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $320,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “BOLT.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Cooley LLP, Seattle, Washington, will pass upon the validity of the shares of common stock offered hereby. Cowen and Company, LLC is being represented by Duane Morris LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.boltbio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39988):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2022 and March 4, 2022; and

•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on February 2, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Bolt Biotherapeutics, Inc.

900 Chesapeake Drive

Redwood City, California 94063

(650) 665-9295

Attn: Secretary

$75,000,000

Common Stock

PROSPECTUS

Cowen

April 7, 2022